EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-56400 on Form S-8 of our report dated May 21, 2010, appearing in this Annual Report on Form 11-K of the H&R Block Retirement Savings Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
May 21, 2010

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